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                                                                   Exhibit 99.2








         ZIMMER ANNOUNCES ADJOURNMENT OF SPECIAL MEETING OF STOCKHOLDERS



(WARSAW, IN) August 6, 2003 - Zimmer Holdings, Inc. (NYSE: ZMH) announced today that it has adjourned its special meeting of stockholders, which was reconvened on August 6, 2003, to 11:00 a.m., Wednesday, August 13, 2003, at Zimmer's global headquarters, 345 East Main Street, Warsaw, Indiana. The purpose of the special meeting is to vote on the issuance of shares of Zimmer common stock in connection with Zimmer's proposed acquisitions of Centerpulse AG and InCentive Capital AG, a significant shareholder of Centerpulse. Approval of the issuance requires the affirmative vote of holders of a majority of the shares of Zimmer common stock present in person or by proxy at the special meeting and entitled to vote thereon. At the time the special meeting was adjourned, Zimmer held proxies for approximately 140 million shares, of which approximately 137 million shares (or 98%) were in favor of the issuance.


Zimmer believes that the additional time provided by this adjournment is necessary to assess any remaining uncertainties regarding the matters pending before the Swiss Takeover Board and the Swiss Federal Banking Commission relating to, among other things, the terms and timetable of the Zimmer and Smith & Nephew exchange offers.

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SAFE HARBOR STATEMENT

This press release contains forward-looking statements based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management's beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," and "seeks" or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, our ability to successfully integrate acquired companies, control of costs and expenses, our ability to form and implement alliances, international growth, U.S. and foreign government regulation, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. In particular, forward-looking statements as to Zimmer's financial and business performance following the proposed acquisitions should be qualified by the absence of the opportunity for Zimmer to perform comprehensive due diligence on Centerpulse or InCentive Capital AG, a significant shareholder of Centerpulse. These forward looking statements might have been significantly different had such due diligence review been undertaken. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any exchange offer will be made only through a registration statement and related materials. Zimmer and its directors, officers and other members of its management and employees also may be soliciting proxies from Zimmer stockholders in connection with the exchange offers for shares of Centerpulse and InCentive Capital AG. Investors and security holders should note that the exchange offers described in this press release have not been agreed to by Centerpulse or InCentive Capital AG and are subject to certain conditions. In connection with the exchange offers, Zimmer has filed
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registration statements on Form S-4 (each containing a prospectus/offer to purchase) and a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission and submitted Swiss offer prospectuses to the Swiss Takeover Board. Investors and security holders of Centerpulse, InCentive Capital AG and Zimmer are advised to read these disclosure materials (including other disclosure materials when they become available), because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by Zimmer with the U.S. Securities and Exchange Commission at the SEC's website at www.sec.gov. The disclosure materials and other documents of Zimmer may also be obtained from Zimmer upon request by directing such request to Sam Leno, Senior Vice President and CFO, 574-372-4790.

ABOUT ZIMMER HOLDINGS, INC.

Zimmer, based in Warsaw, Indiana, is a worldwide leader in the design, development, manufacture and marketing of reconstructive orthopaedic implants and trauma products. Orthopaedic reconstruction implants restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders and elbows. Trauma products are devices used primarily to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer manufactures and markets other products related to orthopaedic surgery. For the year 2002, the Company recorded worldwide revenues of $1.37 billion. Zimmer was founded in 1927 and has more than 3,600 employees worldwide.

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Additional contacts:

         Switzerland: Hirzel. Neef. Schmid. Konsulenten
                      Aloys Hirzel/+41 43 344 42 49/a-hirzel@konsulenten.ch Andreas Thommen/+41 43 344 42 49/ a-thommen@konsulenten.ch

         U.K.: M Communications
               Hugh Morrison/+44 207 153 1534/morrison@mcomgroup.com Nick Miles/+44 207 153 1535/miles@mcomgroup.com